Exhibit 99.1

IQVIA Reports Third-Quarter 2025 Results

•Revenue of $4,100 million, up 5.2 percent year-over-year
•GAAP Net Income of $331 million, Adjusted EBITDA of $949 million
•GAAP Diluted Earnings per Share of $1.93, Adjusted Diluted Earnings per Share of $3.00
•R&D Solutions quarterly bookings of $2.6 billion, representing a book-to-bill ratio of 1.15x
•R&D Solutions contracted backlog of $32.4 billion, up 4.1 percent year-over-year
•Operating Cash Flow of $908 million; Free Cash Flow of $772 million, up 35 percent year-over-year, representing 150 percent of Adjusted Net Income

RESEARCH TRIANGLE PARK, N.C. – (BUSINESS WIRE) – October 28, 2025 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries, today reported financial results for the quarter ended September 30, 2025.

Third-Quarter 2025 Operating Results
Revenue for the third quarter of $4,100 million increased 5.2 percent on a reported basis and 3.9 percent at constant currency, compared to the third quarter of 2024. Technology & Analytics Solutions (TAS) revenue of $1,631 million increased 5.0 percent on a reported basis and 3.3 percent at constant currency. Research & Development Solutions (R&DS) revenue of $2,260 million increased 4.5 percent on a reported basis and 3.4 percent at constant currency. Excluding reimbursed expenses, R&DS revenue grew 4.8 percent on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $209 million increased 16.1 percent on a reported basis and 13.9 percent at constant currency.

As of September 30, 2025, R&DS contracted backlog was $32.4 billion, growing 4.1 percent year-over-year and 3.9 percent at constant currency. The company expects approximately $8.1 billion of this backlog to convert to revenue in the next twelve months, representing growth of 4.0 percent year-over-year. Third quarter net new bookings were $2.6 billion, representing a book-to-bill ratio of 1.15x, and resulting in a trailing-twelve-month book-to-bill ratio of 1.12x.

Third-quarter GAAP Net Income was $331 million and GAAP Diluted Earnings per Share was $1.93. Adjusted EBITDA was $949 million, up 1.1 percent year-over-year. Adjusted Net Income was $515 million and Adjusted Diluted Earnings per Share was $3.00.

"IQVIA delivered a strong quarter with revenue and profit towards the high-end of our guide, and record free cash flow generation,” said Ari Bousbib, chairman and CEO of IQVIA. “R&DS continued to perform well, with strong demand across all customer segments and improved client decision timelines leading to 13 percent growth in net bookings year-over-year. TAS delivered solid results despite a tougher year-over-year comparison, driven by ongoing momentum from drug launches and the strength of our broader commercial portfolio. With continued execution across the business and healthy demand indicators, such as RFP growth accelerating to 20 percent year-over-year, we remain confident in our ability to sustain our top and bottom-line growth performance."

Year-to-Date 2025 Operating Results
Revenue for the first nine months of 2025 was $11,946 million, up 4.4 percent on a reported basis and 3.7 percent at constant currency, compared to the first nine months of 2024. TAS revenue was $4,805 million, representing growth of 6.7 percent on a reported basis and 5.8 percent at constant currency. R&DS revenue was $6,563 million, up 2.5 percent on a reported basis and 1.9 percent at constant currency. CSMS revenue was $578 million, up 6.8 percent on a reported basis and 5.9 percent at constant currency.

GAAP Net Income was $846 million and GAAP Diluted Earnings per Share was $4.86. Adjusted Net Income was $1,480 million and Adjusted Diluted Earnings per Share was $8.50. Adjusted EBITDA was $2,742 million.

Financial Position
As of September 30, 2025, cash and cash equivalents were $1,814 million and debt was $14,957 million, resulting in net debt of $13,143 million. IQVIA’s Net Leverage Ratio was 3.52x trailing twelve-month Adjusted EBITDA. For the third quarter, Operating Cash Flow was $908 million and Free Cash Flow was $772 million.

Full-Year 2025 Guidance
The company is reaffirming the midpoint of its full-year 2025 guidance and narrowing the ranges as follows: revenue expected to be between $16,150 million and $16,250 million, Adjusted EBITDA expected to be between $3,775 million and $3,800 million, and Adjusted Diluted Earnings per Share expected to be between $11.85 and $11.95.

This revenue guidance includes approximately $100 million of COVID-related revenue step-down, entirely in R&DS, approximately 100 basis points of tailwind from foreign exchange, and approximately 150 basis points of contribution from acquisitions.

All financial guidance assumes foreign currency exchange rates as of October 27, 2025, remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its third-quarter 2025 results and its fourth-quarter and full-year 2025 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries. IQVIA’s portfolio of solutions are powered by IQVIA Connected Intelligence™ to deliver actionable insights and services built on high-quality health data, Healthcare-grade AI®, advanced analytics, the latest technologies and extensive domain expertise. IQVIA is committed to using artificial intelligence ("AI") responsibly, with AI-powered capabilities built on best-in-class approaches to privacy, regulatory compliance and patient safety, and delivering AI to the high standards of trust, scalability and precision demanded by the industry. With approximately 91,000 employees in over 100 countries, including experts in healthcare, life sciences, data science, technology and operational excellence, IQVIA is dedicated to accelerating the development and commercialization of innovative medical treatments to help improve patient outcomes and population health worldwide.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2025 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to the enactment of legislation or the imposition of regulations or other restrictions or actions by governments that create business uncertainty and have the potential to limit trade; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full-year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
Revenues	$4,100	$3,896	$11,946	$11,447
Cost of revenues, exclusive of depreciation and amortization	2,727	2,518	7,952	7,450
Selling, general and administrative expenses	514	522	1,531	1,539
Depreciation and amortization	286	278	827	811
Restructuring costs	20	28	81	71
Income from operations	553	550	1,555	1,576
Interest income	(13)	(13)	(34)	(36)
Interest expense	189	170	536	499
Loss on extinguishment of debt	—	—	4	—
Other (income) expense, net	(31)	44	(5)	(12)
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates	408	349	1,054	1,125
Income tax expense	76	65	193	189
Income before equity in earnings (losses) of unconsolidated affiliates	332	284	861	936
Equity in earnings (losses) of unconsolidated affiliates	—	1	(14)	—
Net income	332	285	847	936
Net income attributable to noncontrolling interests	(1)	—	(1)	—
Net income attributable to IQVIA Holdings Inc.	$331	$285	$846	$936
Earnings per share attributable to common stockholders:
Basic	$1.94	$1.57	$4.90	$5.14
Diluted	$1.93	$1.55	$4.86	$5.08
Weighted average common shares outstanding:
Basic	170.2	182.1	172.6	182.1
Diluted	171.7	184.2	174.1	184.3

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,814	$1,702
Trade accounts receivable and unbilled services, net	3,269	3,204
Prepaid expenses	177	154
Income taxes receivable	45	36
Investments in debt, equity and other securities	158	141
Other current assets and receivables	516	592
Total current assets	5,979	5,829
Property and equipment, net	525	535
Operating lease right-of-use assets	299	238
Investments in debt, equity and other securities	130	108
Investments in unconsolidated affiliates	275	266
Goodwill	15,948	14,710
Other identifiable intangibles, net	4,707	4,499
Deferred income taxes	390	194
Deposits and other assets, net	474	520
Total assets	$28,727	$26,899
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,550	$3,684
Unearned income	2,160	1,779
Income taxes payable	119	156
Current portion of long-term debt	2,164	1,145
Other current liabilities	515	193
Total current liabilities	8,508	6,957
Long-term debt, less current portion	12,793	12,838
Deferred income taxes	207	196
Operating lease liabilities	233	173
Other liabilities	698	668
Total liabilities	22,439	20,832
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of September 30, 2025 and December 31, 2024, $0.01 par value, 258.8 shares issued and 170.3 shares outstanding as of September 30, 2025; 258.2 shares issued and 176.1 shares outstanding as of December 31, 2024	11,321	11,143
Retained earnings	6,911	6,065
Treasury stock, at cost, 88.5 and 82.1 shares as of September 30, 2025 and December 31, 2024, respectively	(11,144)	(10,103)
Accumulated other comprehensive loss	(928)	(1,038)
Equity attributable to IQVIA Holdings Inc.’s stockholders	6,160	6,067
Noncontrolling interests	128	—
Total stockholders’ equity	6,288	6,067
Total liabilities and stockholders’ equity	$28,727	$26,899

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Nine Months Ended September 30,
(in millions)	2025	2024
Operating activities:
Net income	$847	$936
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	827	811
Amortization of debt issuance costs and discount	17	16
Stock-based compensation	187	158
Losses from unconsolidated affiliates	14	—
Gain on investments, net	(20)	(29)
Benefit from deferred income taxes	(132)	(114)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	442	259
Change in other operating assets and liabilities	(263)	(206)
Net cash provided by operating activities	1,919	1,831
Investing activities:
Acquisition of property, equipment and software	(429)	(438)
Acquisition of businesses, net of cash acquired	(798)	(649)
Sales of marketable securities, net	2	—
Investments in unconsolidated affiliates, net of payments received	(28)	(68)
Investments in debt and equity securities	(20)	(2)
Proceeds from sale of property, equipment and software	75	25
Other	(3)	(2)
Net cash used in investing activities	(1,201)	(1,134)
Financing activities:
Proceeds from issuance of debt	3,985	—
Payment of debt issuance costs	(34)	—
Repayment of debt and principal payments on finance leases	(2,676)	(130)
Proceeds from revolving credit facility	1,375	685
Repayment of revolving credit facility	(2,200)	(785)
Payments related to employee stock incentive plans	(66)	(61)
Repurchase of common stock	(1,032)	(200)
Contingent consideration and deferred purchase price payments	(26)	(12)
Other	(11)	—
Net cash used in financing activities	(685)	(503)
Effect of foreign currency exchange rate changes on cash	79	2
Increase in cash and cash equivalents	112	196
Cash and cash equivalents at beginning of period	1,702	1,376
Cash and cash equivalents at end of period	$1,814	$1,572

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net Income Attributable to IQVIA Holdings Inc.	$331	$285	$846	$936
Provision for income taxes	76	65	193	189
Depreciation and amortization	286	278	827	811
Interest expense, net	176	157	502	463
(Income) loss in unconsolidated affiliates	—	(1)	14	—
Income from noncontrolling interests	1	—	1	—
Stock-based compensation	55	54	187	158
Other (income) expense, net (1)	(21)	56	23	11
Loss on extinguishment of debt	—	—	4	—
Restructuring and related expenses (2)	30	38	114	99
Acquisition related expenses	15	7	31	21
Adjusted EBITDA	$949	$939	$2,742	$2,688

(1)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024
Net Income Attributable to IQVIA Holdings Inc.	$331	$285	$846	$936
Provision for income taxes	76	65	193	189
Purchase accounting amortization (1)	138	139	394	401
(Income) loss in unconsolidated affiliates	—	(1)	14	—
Income from noncontrolling interests	1	—	1	—
Stock-based compensation	55	54	187	158
Other (income) expense, net (2)	(21)	56	23	11
Loss on extinguishment of debt	—	—	4	—
Restructuring and related expenses (3)	30	38	114	99
Acquisition related expenses	15	7	31	21
Adjusted Pre Tax Income	$625	$643	$1,807	$1,815
Adjusted tax expense	(109)	(120)	(326)	(337)
Income from noncontrolling interests	(1)	—	(1)	—
Adjusted Net Income	$515	$523	$1,480	$1,478

Adjusted earnings per share attributable to common stockholders:
Basic	$3.03	$2.87	$8.57	$8.12
Diluted	$3.00	$2.84	$8.50	$8.02
Weighted average common shares outstanding:
Basic	170.2	182.1	172.6	182.1
Diluted	171.7	184.2	174.1	184.3

(1)    Reflects all the amortization of acquired intangible assets.
(2)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net Cash provided by Operating Activities	$908	$721	$1,919	$1,831
Acquisition of property, equipment and software	(136)	(150)	(429)	(438)
Free Cash Flow	$772	$571	$1,490	$1,393

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF SEPTEMBER 30, 2025
(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of September 30, 2025	$14,957
Net Debt as of September 30, 2025	$13,143
Adjusted EBITDA for the twelve months ended September 30, 2025	$3,738
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.00x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.52x

Contacts:

Kerri Joseph, IQVIA Investor Relations (kerri.joseph@iqvia.com)
+1.973.541.3558